Exhibit 99.1

SIDUS SPACE REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS WITH Q1 YEAR OVER YEAR IMPROVEMENT IN REVENUE AND GROSS MARGIN

Demonstrates On-Orbit Execution, Improves Financial Performance, and Advances Flight Ready Technology Portfolio

Cape Canaveral, FL – May 14, 2026 – Sidus Space, Inc. (NASDAQ: SIDU), (the “Company” or “Sidus”), an innovative space and defense technology company, today announced its financial results for the first quarter ended March 31, 2026, and provided a business update highlighting continued on-orbit execution, progress across customer payloads and disciplined financial management.

The Company will host a conference call and webcast today, Thursday, May 14, at 5:00 p.m. Eastern Time.

“During the first quarter, we continued to execute our technical roadmap while maintaining disciplined cost control,” said Carol Craig, Founder and Chief Executive Officer of Sidus Space. “We delivered high-resolution imagery from LizzieSat-3, advanced customer payload commissioning, and finalized flight ready configurations for next generation systems planned for LizzieSat-4 and LizzieSat-5. These milestones strengthen our on-orbit heritage and position Sidus to support future missions while remaining focused on responsible capital allocation and operational execution.”

Operational Highlights for the Quarter Ending March 31, 2026:

●	Delivered initial imagery from HEO USA’s non-Earth imaging camera aboard LizzieSat-3, including sub 5-meter resolution imagery, as part of ongoing payload commissioning and an important step along the path toward initiating subscription-based data service delivery following completion of commissioning

●	Expanded agreement with Lonestar Data Holdings to build an additional StarVault orbital data storage payload

●	Achieved integration milestone with Maris-Tech Ltd. (NASDAQ: MTEK) on its AI-based edge computing payload, scheduled to launch aboard LizzieSat -4

●	Signed a Memorandum of Understanding (MOU) with Simera Sense to advance AI-enabled hyperspectral imaging capabilities

●	Finalized the Fortis VPX Command and Data Handling platform for integration on to LizzieSat-4 and LizzieSat-5, establishing on-orbit heritage for the Company’s next generation spacecraft computing architecture

●	Appointed Kelle Wendling, a senior aerospace and defense executive, to the Board of Directors

Subsequent Operational Highlights:

●	Completed best-efforts registered direct offering on April 21, 2026, generating gross proceeds of $58.5 million, further strengthening the Company’s liquidity position

●	Announced planned Chief Financial Officer (CFO) transition subsequent to quarter end: current CFO expected to depart effective June 1, 2026, with John Burke appointed Interim Chief Financial Officer effective the same date while the Company conducts a comprehensive search for a permanent CFO.

Financial Highlights for the First Quarter Ending March 31, 2026:

●	Revenue: $359,000, an increase of 51% compared to $238,000 in Q1 2025, driven by new customer contracts including Lonestar Data Holdings and Teledyne Marine

●	Cost of Revenue: $1.4 million, a 25% decrease compared to $1.9 million in Q1 2025, reflecting lower depreciation and improved manufacturing cost discipline

●	Gross Profit (Loss): Gross loss of $1.1 million, a 36% improvement from a gross loss of $1.6 million in Q1 2025

●	Selling, General and Administrative Expenses (SG&A) Expenses: $4.4 million, consistent with $4.4 million in Q1 2025

●	Adjusted EBITDA (Non-GAAP): Loss of $4.6 million, as compared to a $4.7million loss in Q1 2025

●	Net Loss: $5.2 million, an improvement of $1.2 million, or 19%, as compared to Q1 2025 Cash Position: $27.3 million as of March 31, 2026, with no outstanding term debt

Conference Call and Webcast

Event: Sidus Space First Quarter Financial Results Conference Call

Date: Thursday, May 14, 2026

Time: 5:00 p.m. Eastern Time

Live Call: + 1-866-652-5200 (U.S. Toll-Free) or +1-412-317-6060 (International)

Webcast: https://app.webinar.net/3lBO1a4r6ZQ

For interested individuals unable to join the conference call, a dial-in replay of the call will be available until Thursday, May 21, 2026, at 11:59 P.M. ET and can be accessed by dialing +1-855-669-9658 (U.S. Toll-Free) or +1-412-317-0088 (International) and entering replay pin number: 3323981.

An online archive of the webcast will be available for one year following the event at https://investors.sidusspace.com/.

About Sidus Space

Sidus Space, Inc. (NASDAQ: SIDU) is an innovative space and defense technology company offering flexible, cost-effective solutions, including satellite manufacturing and technology integration, AI-driven space-based data solutions, mission planning and management operations, AI/ML products and services, and space and defense hardware manufacturing. With its mission of Space Access Reimagined®, Sidus Space is committed to rapid innovation, adaptable and cost-effective solutions, and the optimization of space system and data collection performance. With demonstrated space heritage, including manufacturing and operating its own satellite and sensor system, LizzieSat®, Sidus Space serves government, defense, intelligence, and commercial companies around the globe. Strategically headquartered on Florida’s Space Coast, Sidus Space operates a 35,000-square-foot space manufacturing, assembly, integration, and testing facility and provides easy access to nearby launch facilities. For more information, visit: https://www.sidusspace.com

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute ‘forward-looking statements’ within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the expected trading commencement and closing dates. The words ‘anticipate,’ ‘believe,’ ‘continue,’ ‘could,’ ‘estimate,’ ‘expect,’ ‘intend,’ ‘may,’ ‘plan,’ ‘potential,’ ‘predict,’ ‘project,’ ‘should,’ ‘target,’ ‘will,’ ‘would’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors described more fully in the section entitled ‘Risk Factors’ in Sidus Space’s Annual Report on Form 10-K for the year ended December 31, 2025, and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and Sidus Space, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To provide investors with additional information in connection with our results as determined in accordance with GAAP, we use non-GAAP measures of adjusted EBITDA. We use adjusted EBITDA in order to evaluate our operating performance and make strategic decisions regarding future direction of the company since it provides a meaningful comparison to our peers using similar measures. We define adjusted EBITDA as net income (as determined by U.S. GAAP) adjusted for interest expense, depreciation and amortization expense, capital raise expense, severance costs, equity-based compensation and impairment loss. These non-GAAP measures may be different from non-GAAP measures made by other companies since not all companies will use the same measures. Therefore, these non-GAAP measures should not be considered in isolation or as a substitute for relevant U.S. GAAP measures and should be read in conjunction with information presented on a U.S. GAAP basis.

The following table reconciles adjusted EBITDA to net loss (the most comparable GAAP measure) for the three months ended March 31, 2026 and 2025:

	Three Months Ended
	March 31,
	2026	2025	Change	%
Net Income / (Loss)	$(5,211,607)	$(6,414,627)	$1,203,020	(19)%
Interest Income/Expense (i)	(258,102)	341,707	(599,809)	(176)%
Depreciation & Amortization(ii)	611,606	934,674	(323,068)	(35)%
Capital Raise expense (iii)	-	5,480	(5,480)	(100)%
Severance Costs	16,042	206,100	(190,058)	(92)%
Equity based compensation (iv)	215,127	252,243	(37,116)	(15)%
Total Non-GAAP Adjustments	584,673	1,740,204	(1,155,531)	(66)%
Adjusted EBITDA	(4,626,934)	(4,674,423)	47,488	(1)%

(i)	Sidus Space incurred lower net interest expense following the repayment of the asset-based loan in January 2026 and increased interest income from cash holdings.
(ii)	Sidus Space incurred lower depreciation expense following the satellite impairment write-off in Q4 2025.
(iii)	Sidus Space did not incur internal fundraising expense related to capital raises.
(iv)	Sidus Space issued stock-based compensation for employee and Board services rendered.

SIDUS SPACE, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2026	2025
Assets
Current assets
Cash	$27,349,756	$43,175,996
Accounts receivable	215,916	272,831
Accounts receivable - related parties	1,254,447	1,727,939
Contract asset	81,241	322,773
Contract asset - related party	119,306	209,673
Prepaid and other current assets	4,137,358	4,979,378
Total current assets	33,158,024	50,688,590

Property and equipment, net	17,260,377	14,184,379
Operating lease right-of-use assets	635,143	702,856
Intangible asset	398,135	398,135
Other assets	141,366	116,751
Total Assets	$51,593,045	$66,090,711

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and other current liabilities	$3,352,995	$5,472,464
Accounts payable and accrued interest - related party	50,240	876,007
Contract liability	161,299	186,537
Contract liability - related party	28,292	-
Asset-based loan liability	-	8,212,186
Operating lease liability	280,324	273,545
Total current liabilities	3,873,150	15,020,739

Operating lease liability - non-current	362,510	434,695
Total Liabilities	4,235,660	15,455,434

Commitments and contingencies	-	-

Stockholders’ Equity
Preferred Stock: 5,000,000 shares authorized; $0.0001 par value; no shares issued and outstanding
Series A convertible preferred stock: 2,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock: 210,000,000 authorized; $0.0001 par value
Class A common stock: 200,000,000 shares authorized; 66,419,851 and 65,324,055 shares issued and outstanding, respectively	6,642	6,532
Class B common stock: 10,000,000 shares authorized; 100,000 shares issued and outstanding	10	10
Additional paid-in capital	142,389,868	140,456,263
Accumulated deficit	(95,039,135)	(89,827,528)
Total Stockholders’ Equity	47,357,385	50,635,277
Total Liabilities and Stockholders’ Equity	$51,593,045	$66,090,711

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025

Revenue	$250,155	$160,704
Revenue - related parties	109,217	77,790
Total - revenue	359,372	238,494
Cost of revenue	1,409,445	1,866,972
Gross loss	(1,050,073)	(1,628,478)

Operating expenses
Selling, general and administrative	4,419,637	4,444,442
Total operating expenses	4,419,637	4,444,442

Net loss from operations	(5,469,710)	(6,072,920)

Other income (expense)
Other income	81,846	100,000
Interest expense	(879)	(75,407)
Interest income	195,613	66,345
Asset-based loan expense	(18,477)	(432,645)
Total other income (expense)	258,103	(341,707)

Loss before income taxes	(5,211,607)	(6,414,627)
Provision for income taxes	-	-
Net loss	(5,211,607)	(6,414,627)

Dividend on Series A preferred Stock	-	-
Net loss attributed to stockholders	$(5,211,607)	$(6,414,627)

Basic and diluted loss per common share	$(0.08)	$(0.35)
Basic and diluted weighted average number of common shares outstanding	66,583,190	18,228,267

SIDUS SPACE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
	March 31,
	2026	2025

Cash Flows From Operating Activities:
Net loss	$(5,211,607)	$(6,414,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	215,127	252,244
Depreciation and amortization	611,606	934,673
Non-cash fees on asset-based loan	-	20,243
Changes in operating assets and liabilities:
Accounts receivable	56,915	366,047
Accounts receivable - related party	473,492	(6,566)
Inventory	-	112,744
Contract asset	241,532	9,332
Contract asset - related party	90,367	-
Prepaid expenses and other assets	817,405	1,258,675
Accounts payable and accrued liabilities	(2,119,469)	255,041
Accounts payable and accrued liabilities - related party	(825,767)	21,172
Contract liability	(25,238)	(16,192)
Contract liability - related party	28,292	-
Changes in operating lease assets and liabilities	2,307	1
Net Cash used in Operating Activities	(5,645,038)	(3,207,213)

Cash Flows From Investing Activities:
Purchase of property and equipment	(3,687,604)	(2,978,308)
Net Cash used in Investing Activities	(3,687,604)	(2,978,308)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock units	-	2,381,247
Proceeds from exercise of warrants	1,718,588	-
Proceeds from asset-based loan agreement	-	3,289,744
Repayment of asset-based loan agreement	(8,212,186)	(417,981)
Repayment of notes payable	-	(3,059,767)
Net Cash provided by (used in) Financing Activities	(6,493,598)	2,193,243

Net change in cash	(15,826,240)	(3,992,278)
Cash, beginning of period	43,175,996	15,703,579
Cash, end of period	$27,349,756	$11,711,301

Supplemental cash flow information
Cash paid for interest	$28,626	$5,462
Cash paid for taxes	$-	$-

Contacts:

Investor Relations

investor-relations@sidusspace.com

Media Inquiries

press@sidusspace.com